UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                          June 28, 2006

EVOLVE ONE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                       0-26415                                        13-3876100

(Commission File Number)     (IRS Employer Identification No.)

5301 N. Federal Highway, Suite 120, Boca Raton, FL,            33487

(Address of Principal Executive Offices)                            (Zip Code)

                                             (561) 989-9171

(Registrant’s Telephone Number, Including Area Code)

            Post Office Box 859, Tallevast, Florida           34270

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01	Other Events

On June 7, 2006, we filed a Certificate of Amendment to our Certificate of Incorporation which effects a one for one hundred (1:100) reverse stock split of our issued and outstanding common stock, effective after the close of business of June 28, 2006. As a result of the reverse stock split, the trading symbol of the company's common stock on the OTC Bulletin Board as well as its CUSIP number have changed. The new CUSIP number will be 30049T 30 4 and its new trading symbol will be EVOO. The company's common stock will begin trading under the new symbol, on a post-split basis, at market open on Thursday, June 29, 2006.

A copy of the Certificate of Amendment has previously been filed with the Securities and Exchange Commission under cover of a Current Report on Form 8-K filed on June 9, 2006.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

3.3          Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on June 7, 2006. (Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE ONE, INC.

By:

Alvin Siegel, CEO

DATED: June 28, 2006

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